EXHIBIT 99.2

REVOCABLE PROXY SERIES A PREFERRED STOCK	FIRST CHARTER BANK, N.A. Special Meeting of Shareholders—October , 2001	REVOCABLE PROXY SERIES A PREFERRED STOCK
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned shareholder(s) of First Charter Bank, N.A. (the "Bank"), hereby nominates, constitutes and appoints Joan Berlin the attorney, agent and proxy of the undersigned ("Proxy"), with full power of substitution, to vote all stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank (the "Meeting") to be held at the Beverly Hills Office of First Charter Bank, 9454 Wilshire Boulevard, Beverly Hills, California 90212, on       , October  , 2001, at    p.m., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

   1. MERGER.

   To ratify and confirm the Agreement and Plan of Merger by and among First Charter Bank, N.A., First Community Bancorp and First Professional Bank, N.A., and the transactions contemplated thereby, as more fully described in the proxy statement.

/ / FOR                   / / AGAINST                    / / ABSTAIN

   OTHER BUSINESS. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in its own discretion. The Board of Directors at present knows of no other business to be presented at the Meeting.

(SIGN AND DATE ON REVERSE SIDE)

The board of directors recommends a vote of "FOR" the Merger. If any other business is presented at the meeting, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the board of directors.

   The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement accompanying said notice.

(Number of Shares)	Date:	(Name of Shareholder, Printed)
(Signature of Shareholder)
(Name of Shareholder, Printed)
(Signature of Shareholder)

Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign. I (We) DO / / DO NOT / / expect to attend the Meeting.

Unless "AGAINST" or "ABSTAIN" is indicated on the reverse side hereof, this proxy will be voted "FOR" the Merger. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.